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                                                                     EXHIBIT 5.1


                               January 29, 1998

EMB Corporation
3200 Bristol Avenue
8/th/ Floor
Costa Mesa, California 92626

Dear Sirs:

     We have acted as special counsel to EMB Corporation (the "Company") in connection with its Form S-8 Registration Statement regarding the Company's 1996 Stock Option, SAR and Stock Bonus Plan (the "Plan").

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, instruments and documents of the Company, certificates of public officials and of officers of the Company, and such other certificates, documents and records, and have made such other investigations, as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. As to questions of fact material to such opinions we have, when relevant facts were not independently established, relied upon such certificates of public officials and of such officers, such other certificates, documents and records, and upon the representations of such parties. In addition, we have assumed: (i) the genuineness of all signatures on all documents seen or reviewed by us, (ii) the authenticity of documents submitted to us as originals, and
(iii) the conformity with the original and certified copies of all documents submitted to us as copies and the authenticity of the originals thereof. We have also examined such matters of law and such additional matters of fact as we consider necessary or appropriate in connection with the opinions hereinafter expressed.

     Based on and subject to the foregoing, it is our opinion that:

     1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Hawaii; and

     2. Assuming the accuracy of the documents, representations and warranties of the Company, the offer, issuance and sale of the Common Stock under the Plan will have been duly authorized and validly issued and will be fully paid and nonassessable.

     The opinions expressed herein are solely for your benefit in connection with the Form S-8 Registration Statement of the Company and may not be relied upon in any manner or for any purpose by any other person or entity without the prior written consent of this firm.

                               Exhibit 5.1-Page 1
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                                                                     EXHIBIT 5.1


                                        Very truly yours,

                                        STEPHEN A. ZRENDA, JR., P.C.



                                        By: /s/ Stephen A. Zrenda, Jr.
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                                            Stephen A. Zrenda, Jr., Esq.

                               Exhibit 5.1-Page 2